UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
April 12, 2019

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

Item 1.01     Entry into a Material Definitive Agreement.

On April 12, 2019, First Mid-Illinois Bancshares, Inc. (the “Company”) entered into a Sixth Amended and Restated Credit Agreement (the “Agreement”) with The Northern Trust Company. Pursuant to the Agreement, the Company and The Northern Trust Company extended the maturity date of the Company’s $10 million revolving loan from April 12, 2019 to April 10, 2020 (the “Revolving Loan”) and agreed to certain additional matters. The Revolving Loan was made pursuant to a Fourth Amended and Restated Credit Agreement, dated as of September 7, 2016, as amended (the “Original Agreement”), pursuant to which The Northern Trust Company also provided the Company with a $15 million term loan, which has been paid off and is no longer outstanding.

The Agreement contains customary representations, warranties, covenants and events of default, including, without limitation, financial covenants requiring that (1) the Company’s senior debt for borrowed money will not exceed 40% of consolidated Tier 1 Capital; (2) each of the Company and its wholly-owned subsidiary bank, First Mid Bank & Trust, National Association (the “Bank”), maintain a Tier 1 Leverage Ratio of at least 5%; (3) each of the Company and the Bank maintain a Tier 1 Risk-Based Capital Ratio of at least 8%; (4) each of the Company and the Bank maintain a Total Risk-Based Capital Ratio of not less than 10%, at least 60% of which will consist of Tier 1 Capital; (5) the Company’s consolidated net income be at least .75% of its average assets; and (6) non-performing assets will not exceed 3% of loans. Upon the occurrence of an event of default under the Agreement, The Northern Trust Company may, among other options, terminate its commitment to make loans to the Company, declare any amounts outstanding under the Agreement immediately due and payable, and/or force the sale of the pledged shares of common stock of the Bank to satisfy the loans.

The foregoing summary of the Agreement is only a brief description of its terms and conditions, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by the complete terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Forward Looking Statements

This document may contain certain forward-looking statements about the Company. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1955. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including additional factors and risks that could materially affect the Company’s financial results, are included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Reports on Form 10-K. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits
Exhibit Index

Exhibit No.	Description
10.1	Sixth Amended and Restated Credit Agreement by and between First Mid-Illinois Bancshares, Inc. and The Northern Trust Company, dated as of April 12, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: April 12, 2019

By:

Joseph R. Dively
Chairman, President and Chief Executive Officer